EXHIBIT 8 (e)(iv)
AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT
     The Fund Participation Agreement, made as of the 1st day of August, 1999 by and among NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST (“TRUST”), a Delaware business trust, ADVISERS MANAGERS TRUST (terminated May 1, 2000), NEUBERGER BERMAN MANAGEMENT INC. (“NB MANAGEMENT”), a New York corporation, and IL ANNUITY AND INSURANCE COMPANY (“LIFE COMPANY”) (predecessor in interest to Indianapolis Life Insurance Company), a stock life insurance company organized under the laws of Indiana, is hereby amended effective as of June 30, 2003, as follows:
     1. All references to IL Annuity and Insurance Company are hereby changed to “Indianapolis Life Insurance Company” to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.
     2. Article IX is hereby deleted in its entirety and replaced with the following Article IX:
Article IX.
NOTICES
Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to TRUST or NB MANAGEMENT
Neuberger Berman Management Inc.
605 Third Avenue
New York, NY 10158-0006
Attention: Margo Rappoport
If to LIFE COMPANY:
Indianapolis Life Insurance Company
555 South Kansas Avenue
Topeka, Kansas 66603
Attention: Michael H. Miller, Vice President
and
Ameritas Life Insurance Corp.
5900 O Street
Lincoln, Nebraska 68510
Attention: Debra Powell
Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

     3. Appendix B shall be deleted and replaced with the attached Appendix B.
     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Fund Participation Agreement as of June 30, 2003.

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST			NEUBERGER BERMAN MANAGEMENT INC.

By:	/s/ Peter E. Sundman		By:	/s/ Peter E. Sundman
	Name:	Peter E. Sundman		Name:	Peter E. Sundman
	Title:	Chairman and CEO		Title:	President

INDIANAPOLIS LIFE INSURANCE COMPANY

By:	/s/ James A. Smallenberger
	Name:	James A. Smallenberger
	Title:	Secretary

Appendix B

Separate Accounts	Selected Portfolios
ILICO Separate Account 1	Mid-Cap Growth Portfolio Socially Responsive Portfolio

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